united states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2023

Techpoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-55843 (Commission File Number)	80-0806545 (I.R.S. Employer Identification No.)

2550 N. First Street, #550 San Jose, CA (Address of principal executive offices)	95131 (Zip Code)

(408) 324-0588

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Japanese Depositary Shares, each representing one share of Common Stock, $0.0001 par value per share	M-6697	Tokyo Stock Exchange (Growth Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Techpoint, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 1, 2023 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on four proposals as described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 20, 2023. Present at the Annual Meeting in person or by proxy were holders representing 15,862,353 shares of common stock, representing 86.9% of the total of 18,262,817 shares of common stock outstanding and entitled to vote at the Annual Meeting.

In accordance with the Japanese depositary shares (“JDS”) trust agreement, shares of common stock are to be voted by Mitsubishi UFJ Trust and Banking Corporation and The Master Trust Bank of Japan, Ltd. (collectively, the “Trustees”) upon receipt of specific instructions from individual JDS holders. If specific instructions are not received, the shares of common stock underlying JDS are presented below as “Broker Non-Votes”. However, in accordance with the terms of the JDS trust agreement, the Trustees under the JDS trust agreement report these votes as “Blank Votes” (as such term is defined in the JDS trust agreement), which are treated as being present at the meeting for purposes of determining if a quorum is established.

Proposal 1. The Company’s stockholders elected six directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

Proposal	Votes For	Votes Withheld
Fumihiro Kozato	9,681,489	12,413
Feng Kuo, Ph.D.	9,681,770	12,132
Fun-Kai Liu	9,681,390	12,512
Robert Cochran	9,681,990	11,912
Yaichi Aoshima, Ph.D.	9,681,990	11,912
Noriko Endo, Ph.D.	9,681,789	12,113

There were 6,168,451 Broker Non-Votes for Proposal 1, consisting of 6,168,451 Blank Votes.

Proposal 2. The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain
9,700,529	12,415	5,900

There were 6,143,509 Broker Non-Votes for Proposal 2, consisting of 6,143,509 Blank Votes.

Proposal 3.The Company's stockholders approved, on a non-binding advisory basis, every year as the frequency of holding an advisory vote on the compensation of the Company’s named executive officers.

One Year	Two Years	Three Years	Abstain
9,434,752	56,472	91,704	80,012

There were 6,199,413 Broker Non-Votes for Proposal 3, consisting of 6,199,413 Blank Votes.

In accordance with the results of the advisory vote, the Board of Directors of the Company has decided to hold a non-binding advisory vote on the compensation of the Company’s named executive officers every year, until the next non-binding advisory vote on the frequency of future advisory votes on the compensation of the Company's named executive officers.

Proposal 4. The Company’s stockholders ratified the appointment of Macias Gini & O’Connell LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

For	Against	Abstain
9,682,758	6,110	26,976

There were 6,146,509 Blank Votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2023	Techpoint, Inc.

	By:	/s/ Fumihiro Kozato
Fumihiro Kozato
President and Chief Executive Officer
(Principal Executive Officer)